Exhibit 99.1

Esports Entertainment Group Announces Pricing of $7.5 Million Public Offering of Common Stock and Warrants

Hoboken, New Jersey—(Newsfile Corp. – September 15th, 2022) - Esports Entertainment Group, Inc. (NASDAQ: GMBL) (the “Company”) today announced the pricing of its previously announced underwritten public offering of 30,000,000 shares of common stock and accompanying warrants to purchase 30,000,000 shares of common stock. Each share of common stock is being sold together with one common warrant at a combined effective offering price of $0.25. The common warrants will be immediately exercisable at a price of $0.25 per share of common stock and will expire five years from the date of issuance. The shares of common stock and the accompanying common warrants can only be purchased together in the offering, but will be issued separately and will be immediately separable upon issuance. Esports Entertainment Group has granted the underwriters a 45-day option to purchase up to an additional 4,500,000 shares of common stock and/or additional warrants to purchase up to 4,500,000 shares of common stock.

Maxim Group LLC and Joseph Gunnar & Co., LLC are acting as book-running managers for the offering.

The gross proceeds of the offering are expected to be approximately $7.5 million before deducting underwriting discounts and commissions and estimated offering expenses. This offering is expected to close on or about September 19, 2022, subject to customary closing conditions. Esports Entertainment Group intends to use the net proceeds from this offering for working capital and to repay a portion of its outstanding senior convertible note.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (SEC) and became effective on February 5, 2021. The offering is being made only by means of a written prospectus and prospectus supplement that will form a part of the registration statement. A final prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Alternatively, when available, electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Esports Entertainment Group

Esports Entertainment Group (NASDAQ: GMBL) (EEG) is a full-service esports and online betting company. EEG focuses on three verticals: Games, iGaming, and Technology. EEG Games provides a wide array of services and infrastructure for businesses to engage esports and gaming communities around the world including Esports Gaming League (EGL), which hosts a community of more than 350,000 gamers on its proprietary tournament platform EGL.tv. EEG iGaming includes a number of award-winning brands covering traditional online sports book wagering needs as well as a multinational casino operator. EEG Technology builds next-generation platforms, features, and services for Millennials, Gen Z consumers, and brands looking to connect with these demographics. EEG has offices in New Jersey, Estonia, the UK and Malta. For more information, visit www.esportsentertainmentgroup.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

Media Inquiries

brandon.apter@esportsentertainmentgroup.com

eeg@kcsa.com

Investor Relations Inquiries

JCIR

Joseph Jaffoni, James Leahy, Norberto Aja

212-835-8500

gmbl@jcir.com